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Exhibit 21

SUBSIDIARIES OF HANGER, INC.

        Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger, Inc., unless otherwise indicated below:

Name	State/Country of Incorporation
Accelerated Care Plus Corp.	Delaware
Accelerated Care Plus Leasing, Inc.	Delaware
Dosteon Solutions, LLC(1)	Maryland
Hanger Europe, N.V.(2)	Belgium
Hanger Prosthetics & Orthotics, Inc.	Delaware
Hanger Risk Management, Inc.	Nevada
Innovative Neurotronics, Inc.	Delaware
Linkia, LLC(1)	Maryland
OPNET, Inc.	Nevada
Southern Prosthetic Supply, Inc.	Georgia
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc.
ABI Orthotic/Prosthetic Laboratories, Ltd.(1)	Ohio
Advanced Prosthetics of America, Inc.	Florida
Barth Orthotic and Prosthetic Services, Inc.	Illinois
BioConcepts, Inc.	Illinois
Creative Orthotics & Prosthetics, Inc.	New York
Colorado Professional Medical, Inc.	Colorado
Dibello's Dynamic Orthotics and Prosthetics, Inc.	Texas
Elite Care Incorporated	Arizona
Eugene Teufel & Son Orthotics & Prosthetics, Inc.	Pennsylvania
Faith Prosthetic-Orthotic Services, Inc.	North Carolina
Gadsden Limb & Brace, Inc.	Alabama
Genesis Medical Group, LLC	Oregon
Great Plains Orthotics & Prosthetics, Inc.	Iowa
Hanger Prosthetics & Orthotics East, Inc.	Delaware
Hanger Prosthetics & Orthotics West, Inc.	California
Innovative Prosthetic Care, Inc.	Mississippi
Innovative Prosthetic Care Tupelo, LLC	Mississippi
Karsten Prosthetic Laboratories, Inc.	Colorado
Liberty Health Services, LLC(1)	Delaware
Mississippi Artificial Limb & Brace, LLC	Mississippi
Missoula Orthotics and Prosthetics Laboratories, Inc.	Montana
MK Prosthetic & Orthotic Services, Inc.	Texas
Nebraska Orthotic & Prosthetic Services, Inc.	Nebraska
OrPro, Inc.	California
Orthopedic Rehabilitation Products, Ltd.	Colorado
Orthotic & Prosthetic Technologies, Inc.	Texas
Ortho-Medical Products, Inc.	New York
Plattner Orthopedic Company	Illinois
Prosthetic Care, Inc.	South Carolina
Prosthetic Care of Anderson, LLC	South Carolina
Rainier Surgical Incorporated	Washington
Scope Orthotics & Prosthetics, Inc.	California
Team Post-Op, Inc.	California
The Brace Shop Prosthetic Orthotic Centers, Inc.	Ohio
US Orthotics and Prosthetics, Inc.	Virginia

Name	State/Country of Incorporation
Wasatch Orthotics & Pedorthics, LLC(1)	Utah
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics West, Inc.
Elite Care, Incorporated.	Arizona
Scope Orthotics & Prosthetics, Inc.	California
The following are wholly-owned subsidiaries of OrPro, Inc.
Prosthetic Care, Inc.	South Carolina
Prosthetic Care of Anderson, LLC	South Carolina

(1)
Limited Liability Company

(2)
Hanger, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.

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  Exhibit 21
SUBSIDIARIES OF HANGER, INC.